UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

HV Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3501 Masons Mill Road, Suite 401, Huntingdon Valley, Pennsylvania		19006
(Address of Principal Executive Offices)		(Zip Code)

                                                               (267) 280-4000
                            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ✓
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 21, 2018, the Board of Directors of HV Bancorp, Inc. (the "Company") declared a special cash dividend on the Company's common stock of $0.50 per share. The dividend will be payable to shareholders of record as of March 8, 2018 and is expected to be paid on or about March 22, 2018.

A copy of the press release dated February 22, 2018 giving details associated with the dividend is attached as Exhibit 99.1 to this report.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. Description

 99.1 Press Release, dated February 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HV BANCORP, INC.
DATE: February 22, 2018	By:	/s/ Joseph C. O'Neill, Jr.
Joseph C. O'Neill, Jr.
Executive Vice President and Chief Financial Officer